Exhibit 23(a)



INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of MYR Group Inc. on Form S-8 of our report dated March 19, 1997, appearing in the Annual Report on Form 10-K of MYR Group Inc. for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP
Chicago  IL
November ______, 1997